                         STANDARD INBOUND LICENSE AGREEMENT
                       (Distribution of Third Party Products)


1. PREAMBLE. This Standard Inbound License Agreement ("Agreement") is agreed to by the entity identified in the table below ("Company") and Novell, Inc., a Delaware corporation with principal offices at 122 East 1700 South, Provo, Utah 84606 ("Novell").

     ---------------------------------------------------------------
                  COMPANY NAME             NetObjects, Inc.
     ---------------------------------------------------------------
                  ADDRESS                  NetObjects, Inc.
                                           602 Galveston Dr.
                                           Redwood City, CA  94063
     ---------------------------------------------------------------
                  PHONE                    650.482.3200
     ---------------------------------------------------------------
                  JURISDICTION OF          Delaware corporation
                  FORMATION AND            C corporation
                  BUSINESS FORM
     ---------------------------------------------------------------
                  FAX                      650.582.0288
     ---------------------------------------------------------------
                  URL                      www.netobjects.com
     ---------------------------------------------------------------


2. PURPOSE. Company develops and markets a NetObjects Fusion software product that enables users to create Web sites. Novell desires to make Company's NetObjects Fusion solution available to its customers by distributing it with Novell's NetWare for Small Business product offering. Company desires to gain additional market recognition by having Company's NetObjects Fusion product distributed by Novell. This Agreement sets forth the terms and conditions under which Company will license the Licensed Work defined below to Novell, including obligations of Company to meet certain technical requirements to ensure the suitability of the Licensed Work for operation with Novell products.

3.   DEFINITIONS.  The following terms shall have the definitions stated below:

     a. BINARY CODE OR CODE - shall mean code that loads and executes without further processing by a software compiler or linker or that results when source code is processed by a software compiler.


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

     b.   CHANGE OF CONTROL - shall mean when, subsequent to the Effective Date,
          (1) any person or group (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934 as in effect on the date hereof) shall come to own, directly or indirectly, beneficially or of record, voting securities representing more than 50% of the total voting power of one of the parties, (2) or one of the parties becomes a Subsidiary of some third-party. Novell acknowledges that Company is a majority-owned subsidiary of IBM.

     c. CODE ERROR - a program function that is described in user Documentation or the Agreement but is omitted from the Code, or a program function or user Interface that does not operate or that gives incorrect results when measured against its design specifications.

     d. COMPARABLE PRODUCT - shall mean Company product that: (1) are marketed under the same product name as the Licensed Works: and/or (2) have functionality substantially similar to that of the Licensed Works but are written for platforms other than those of Novell.

     e. DOCUMENTATION - shall mean user manuals and other written Materials that relate to, or are made available to facilitate, end use of particular Code.

     f. DOCUMENTATION ERROR - a failure of the Documentation to describe accurately a program function contained in the Agreement; or, a failure of the Documentation to meet the requirements of the Agreement; or, a failure of the Documentation to enable reasonably competent users to correctly operate the associated Code.

     g.   EFFECTIVE DATE - shall mean September 30, 1998.

     h.   ERROR - shall mean a Code Error and/or a Documentation Error.

     i. FCS - shall mean the date that Novell makes the NetWare for Small Business 4.2 product Generally Available.

     j. GENERAL AVAILABILITY and GENERALLY AVAILABLE - shall mean, with respect to a particular item, the date that the item is made available to members of the general public.

     k. HARMFUL CODE - shall mean any Code constructed with the ability to damage, interfere with, or adversely affect computer programs, data files, or hardware without the consent or intent of the computer user. This definition is intended to mean Code in the nature of self-replacing and self-propagating programming instructions commonly called "viruses," "trojan horses" and "worms."

     l.   INITIAL TERM - shall have the meaning set forth in Section 13.

     m. LICENSED TRADEMARKS - shall mean the word marks listed on Exhibit B, their associated design marks, and all other trademarks and trade dress used by Company to identify and/or market the Licensed Works and/or Comparable Products.

     n. LICENSED WORKS - shall mean the materials identified as Licensed Works on Exhibit A and associated Documentation.

     o. NWSB - shall mean any versions and releases of Novell's NetWare for Small Business product or any other Novell product offering, including without limitation ports to other platforms, translations, and/or localizations, whether such versions and releases are created, marketed, distributed, and/or sold by Novell or third parties.

     p. NEW VERSION - shall mean a new version or release of a product that is designated by Novell as a change to the left of the decimal point and/or in the tenths digit [(x).(x)x] of the version number. E.g. Version 5.2 or 6.0 would be considered a New Version of the 5.1 version of a product, but the 5.11 version would not be considered a New Version of the 5.1 version of a product.

     q. SUBSIDIARY - shall mean a corporation, company, or other entity (1) fifty percent (50%) or more of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (2) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but at least fifty percent (50%) of whose ownership interest representing the right to make the decisions for such corporation, company or other entity is, now or hereafter, owned or controlled, directly or indirectly, by a party hereto. However, such corporation, company, or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

4. PROJECT MANAGERS. Each party's Project Manager (named in Exhibit D) shall be responsible for managing that party's performance under the Agreement and for all necessary coordination with the other party's Project Manager. Each party's Project Manager will provide periodic progress reports to the other party's Project Manager. In the event of disputes regarding this Agreement, the Project Managers have the primary responsibility to resolve such disputes, up to and including the dispute resolution procedures set forth in Section 14.

5.   LICENSE GRANTS TO NOVELL

     a. LICENSED WORKS. The Licensed Works source code is not licensed to Novell under this Agreement. All licenses are limited to Binary code only.

          Company grants to Novell the following non-exclusive, worldwide and irrevocable license in the Licensed Works:

          i. To use, reproduce, and distribute the Licensed Works internally within Novell, subject to the limitations of Section 8.

          ii. To distribute externally, either directly or indirectly, copies of those portions of the Licensed Works that are not Code (e.g. Documentation).

          iii. To distribute externally by sale, lease, rental or otherwise transfer possession to end-users, either directly or indirectly, copies in Binary Code form only of the Licensed Works.

          Subject to the bundling requirements herein, distribution of the Licensed Works as permitted above may be in combination with other works.

     b. SUBLICENSING. Novell shall have the right to sublicense, directly or indirectly, the rights granted in Section 5.a(ii) and 5.a(iii) to third parties ("Sublicensees") through multiple tiers, subject to the limitations set forth in this Agreement.

     c. INTELLECTUAL PROPERTY LICENSE. Each copyright license shall also automatically include a grant by Company to Novell of a worldwide, non-exclusive license under all of Company's inventions, discoveries, patents, copyrights, trade secrets, inventor's certificates, utility models (and similar forms of legal protection of any country) and other proprietary rights, including those of third parties under which Company has the right to grant licenses, necessary to exercise the rights granted under this Agreement, regardless of when such proprietary rights were first conceived, reduced to practice, created, or perfected. Such license shall be limited in scope to the minimum extent that is consistent with the grant of the copyright license. Such patent license is also extended, at the minimum scope necessary to be consistent with the grant of the copyright license to licensees and sublicensees of the copyright license.

     d. BUNDLING REQUIREMENT. Distribution of the Licensed Works shall be solely as bundled with NWSB, except that Novell shall be free to distribute updates, upgrades (that are made Generally Available to customers free of charge), replacement copies, Error Corrections, and fixes on a stand-alone basis, including electronic distribution.

     e. Upon request, Novell shall provide Company with a list of countries in which it intends to distribute the Licensed Works.

6.   OWNERSHIP.  Company shall retain all rights in and title to the Licensed
     Works.

7.   TRADEMARK LICENSE AND PRODUCT NAME.

     a. LICENSE GRANT. Company grants Novell and its distributors, a worldwide, non-exclusive, non-transferable and royalty-free license to use the Licensed Trademarks on the Licensed Works and in connection with the distribution and marketing of Licensed Works. Novell shall have the right to use the Licensed Trademarks in proximity to trademarks relating to Novell and third party products distributed or marketed in conjunction with the Licensed Works. Novell shall have the right to seek and obtain copyright protection, including registrations, on packaging and marketing materials which may display the Licensed Trademarks; notwithstanding the foregoing, in no event shall this right be construed as transferring any interest of Company in the Licensed Trademarks to Novell.

     b. PROTECTION AND DEFENSE OF THE LICENSED TRADEMARKS. Novell and Company will at all times use their commercially reasonable efforts to preserve the value and validity of the Licensed Trademarks. Company shall notify Novell of all claims that the Licensed Trademarks conflict with the rights of third parties. Company hereby expressly represents, to the best of its knowledge (without further research or due diligence), that the existing Licensed Trademarks are valid and are the exclusive property of Company within those jurisdictions in which Company has registered or applied to register the Licensed Trademarks. Nothing in this Agreement shall be construed to give Novell any right, title, interest or responsibility in or for any Licensed Trademarks, except as expressly provided herein. Any trademark rights accruing through the use of the Licensed Trademarks by Novell shall accrue to the benefit of Company alone; in the event Novell uses Novell or third party marks in proximity to the License Trademarks, the good will accruing from the use of such marks shall inure to the benefit of Novell and/or its licensors. Novell shall cooperate with Company in registering Novell as a registered user of the Licensed Trademarks whenever, in Company's judgment, such registration is appropriate.

     c. NEW NAME. In the event Novell has a reasonable and objectively substantial business concern that Novell will not be able to freely market and distribute the Licensed Works due to a conflict with third parties over the use of the Licensed Marks, Novell shall notify Company and Company shall resolve the conflict or provide a replacement trademark within two weeks of Novell's notice. The replacement trademark shall be deemed a "Licensed Trademark." If Company cannot resolve the conflict or provide a suitable replacement trademark in such time period, Novell shall be free to market and distribute the Licensed Works under a name comprised of a Novell trademark followed by a generic name. If Company later provides a suitable replacement name, Novell will discontinue use of the generic name and will use the new replacement name, Novell will discontinue use of the generic name and will use the new replacement trademark as soon as it is able to do so without incurring additional costs or disruption of distribution. In the event that there is a dispute between the parties as to whether the replacement trademark or generic name should be used only in a particular jurisdiction versus worldwide, then each party shall escalate the dispute to the senior vice president level and the respective senior vice president level and the respective senior vice presidents shall promptly meet and resolve the dispute.

     d. USAGE. Novell agrees not to use NETOBJECTS product names as possessives and, subject to Section 7.c, to always include NetObjects in the product name of the Licensed Works (i.e. NetObjects Fusion, not simply Fusion). In addition, Novell agrees to attribute the Licensed Marks in an industry acceptable manner.

8. CONSIDERATION. Unless otherwise stated in this Agreement, each party shall bear its respective costs in performing hereunder.

     a. LICENSE FEES AND OTHER PAYMENT SCHEDULE. The parties shall pay license fees and other payments set forth in Exhibit G.

     b. NO LICENSE FEES FOR CERTAIN USES. No royalty or other charge shall be payable by Novell for any copies of Licensed Works that are returned and/or unused copies (e.g., payments previously made on returned copies may be taken as a credit against payments owed for further copies), or that are used, executed, reproduced, displayed, performed and/or distributed:

          i. For internal development, maintenance or support activities pertaining to the License Works. (Internal use by Novell for other purposes shall be royalty-bearing as set forth in Exhibit
               G), or

          ii. For sales demonstrations or customer evaluation, testing, maintenance or support activities, or

          iii. Provided free of charge (bundled with NWSB) to non-profit organizations or educational institutions such as universities, for uses not related to the internal administration and operation of such institution, or

          iv. For training or educational purposes that are directly related to the sale and licensing of the Licensed Works, or

          v.   As back-up, archival, or escrow copies for customers, or

          vi. For use by resellers (to the extent Novell authorizes royalty free use of Novell products by resellers under its standard reseller programs and only if bundled with NWSB in a free-of-charge bundle; provided that program and subscription fees for reseller programs shall not be considered a "charge" for purposes of this subsection vi), or

          vii. For promotional purposes and only if bundled with NWSB in a free-of-charge bundle. The term "promotional purposes" shall not be construed to include providing the Licensed Works to a customer or third party in connection with a revenue-generating transaction (e.g. Selling copies of a Novell product and offering promotional copies of the Licensed Work in connection with the sale of the Novell product.)

     c. PRICING CHANGE. If Company or its licensees make the Licensed Works (other than updates, error corrections, and fixes) Generally Available free of charge, all licenses to Novell under this Agreement shall immediately convert to royalty-free licenses and Novell's obligation to pay royalties for copies sold after such time shall also terminate.

     d. INVOICES AND LICENSE REPORTS. Within forty-five (45) days after end of each Novell fiscal quarter, Novell will provide Company with payment and a license report indicating all royalties payable for that quarter and the basis for calculation of such royalties in a form reasonably determined by Novell. If no license activity occurred during the quarter, Novell will submit a report indicating no activity. Novell will send all license reports and payments to Company at the Company accounting address designated in Exhibit D, which address may be changed by providing written notice to Novell.

     e. TAX CONSEQUENCES. All license fees are exclusive of all applicable taxes. The party making payment ("Payer") shall be responsible for all sales, use, excise, value added and/or equivalent taxes arising out of the payment and shall either include such taxes with the payment or shall provide the other party, in advance, with a valid exemption certificate or other documentation to successfully claim exemption from the tax. Payer shall not be responsible for: (a) taxes based upon the other party's net income, capital, or gross receipts, or (b) any withholding taxes imposed if such withholding tax is allowed as a credit against U.S. income taxes of Payer such as a withholding tax on a royalty payment where such withholding is required by law. In the event Payer is required to withhold taxes, Payer agrees to furnish to the other party all required receipts and documentation substantiating such payment. If Novell is required by law to remit any tax or duty on behalf, or for the account, of other party agrees to reimburse Novell within thirty (30) days after Novell notifies other party in writing of such remittance.

     f. AUDIT. The parties will maintain complete and accurate accounting records, in accordance with generally accepted accounting practices, to support and document amounts due and will retain such records for three (3) years after payment is made. A party will, upon written request of the other party, provide audit access to such records to a mutually acceptable independent accounting firm that is chosen and compensated by the other party. Such access will be granted only during normal business hours and no more frequently than once in each calendar year. The audit will not interfere with the audited party's normal business activity. The accounting firm will be required to hold all information received during the audit in confidence and will be authorized to report to the other party only the amount of payments actually due under the Agreement for the period examined. The costs for such audit shall be paid for (i) by Company if the Discrepancy is less than 5%; (ii) equally by both Company and Novell if the Discrepancy is 5-10%; or (iii) by Novell if the Discrepancy is more than 10%. "Discrepancy" for the purposes of this provision shall mean the difference between what was reported or paid to Company and the actual royalty due to Company.

9. DELIVERY AND ACCEPTANCE. Company shall deliver the Licensed Works at each milestone in accordance with the schedule of Milestones in Exhibit C. The Licensed Works and Documentation shall be on a CD in a form designated by Novell. The Licensed Works must meet the Product Requirements as defined in Exhibit C.

10. DEVELOPMENT REQUIREMENTS. Company shall develop the Licensed Works in compliance with this Section.

     a. PRODUCT REQUIREMENTS. The Licensed Works shall meet the Product Requirements in Exhibit C and the Localization Requirements in Exhibit F.

     b. UPDATE. Within thirty (30) days of General Availability of Code implementing enhancements or new features in a Comparable Product. Company shall deliver Code to Novell that implements the same enhancements and new features in the Licensed Works.

     c. HARMFUL CODE. Company agrees to implement reasonable procedures adequate to prevent any Code provided to Novell hereunder from being contaminated with Harmful Code. If Company learns or suspects that any Code provided to Novell under this Agreement contains any Harmful Code, Company will immediately notify Novell and make reasonable efforts to remove the Harmful Code. The remedies provided by this section are in addition to any other remedies Novell may have.

11.  ENGINEERING AND END USER SUPPORT.

     a. ENGINEERING SUPPORT. These engineering support obligations are independent of the maintenance and end user support obligations of
          Section 11.b, and do not modify the obligations of that Section in any way.

          i. Engineering Support. The Engineering Managers in Exhibit D shall be the sole points of communication on all engineering support issues.

     b.   MAINTENANCE AND END USER SUPPORT.

          i. Company shall provide maintenance and support for the Licensed Works according to the terms and conditions of Exhibit E hereto.

          ii. Within thirty (30) days of General Availability of Code correcting an Error in a Comparable Product, Company shall deliver Code to Novell that corrects the same Error in the Licensed Works. This requirement shall not be construed as modifying or limiting Company's obligations under Exhibit E.

12. PRODUCT PACKAGING & END USER LICENSE. Novell will determine the packaging for the Licensed Works at its sole discretion. Company will embed the following in the master copy of the Licensed Works provided to Novell: (i) Company's standard terms and conditions under which the end user will license or evaluate the Licensed Work (with Company as the licensor) in electronic form (the "EULA"), and (ii) the end user Documentation in electronic form. Novell will reproduce the Licensed Works without modification as delivered to Novell, including the EULA. Novell will have no obligation to insert or include any additional license agreement other than the hard copy EULA, any brochure, or other materials with the Licensed Work. Company shall be responsible for producing and delivering all hard copy EULAs to the shipping address designated by Novell. The form (excluding content) of the EULA is subject to Novell's reasonable approval. Company shall bear all production and insertion costs related to including the EULA in NWSB.

13. TERM AND TERMINATION. This Agreement shall be effective upon the Effective Date and shall remain in force for a period of one (1) year from FCS (the "Initial Term"), unless otherwise terminated as provided in this Section
     13. After the Initial Term, this Agreement shall automatically renew for consecutive one (1) year periods, unless terminated as provided in this
     Section 13.

     a. TERMINATION WITHOUT CAUSE. After the Initial Term, Novell may terminate this Agreement without cause upon not less than 90 days written notice to Company. After the first renewal year (i.e. Initial Term plus one year), Company may terminate this Agreement without cause upon not less than 90 days written notice to Novell.

     b. TERMINATION FOR CAUSE. Either party may terminate this Agreement for the substantial breach by the other party of a material term. The terminating party shall first give the other party written notice of the alleged breach and a reasonable period of at least thirty (30) days in which to cure the alleged breach. If a cure is not achieved during the cure period, then the parties shall enter into the dispute resolution procedures specified in Section 14. In the event of unsuccessful completion of such dispute resolution procedures, the parties shall submit to mandatory mediation with a mutually agreed upon mediator, such mediation to be completed within thirty (30) days and to be held in Salt Lake City, Utah. Termination of the Agreement shall occur upon the expiration of the cure period and the subsequent unsuccessful completion of the dispute resolution procedures specified in Section 14 and mandatory mediation as required by this Section. Neither party shall be precluded from seeking temporary equitable remedies.

     c. EFFECT OF TERMINATION. Upon termination, the licenses granted to Novell pursuant to this Agreement shall terminate with respect only to any New Version of NWSB that is made Generally Available after the effective date of termination. Except as stated in this Section 13.c, termination of this Agreement shall not affect any licenses granted to Novell, provided that all licenses shall terminate upon Novell's discontinuance of all versions of NWSB released prior to such New Version.

14. DISPUTE RESOLUTION PROCEDURES. The parties agree to negotiate in good faith to resolve all contract disputes arising out of or related to this Agreement in accordance with this Section 14. Primary responsibility for instigating resolution of any contract dispute arising out of or related to this Agreement shall reside in the parties' Project Managers or their designees; the parties do not hereby give their Project Mangers authority to bind the parties, but agree that binding resolutions can only be entered by duly authorized representatives, and that this Agreement does not appoint the Project Mangers as such. The party instigating dispute resolution procedures shall be referred to below as the "Complaining Party," and the other party shall be referred to below as the "Responding Party." Any physical meetings between the parties shall be held at the offices of the Responding Party, or another mutually agreed upon location, all travel and expenses to be born by the Complaining Party. The "Dispute Resolution Period" shall commence on expiration of the cure period.

     a. During the first ten (10) days of the Dispute Resolution Period, the Project Manager of the Complaining Party shall initiate one (1) or more meetings (by teleconference or other mutually agreeable arrangement) with the Project Manager of the Responding Party at which the parties shall attempt to reach a mutually agreeable resolution of the contract dispute. In the event the Project Manager of the Complaining Party fails to initiate discussions, the dispute shall be deemed resolved without prejudice. In the event the Project Manager of the Complaining Party fails to initiate discussions, the dispute shall be deemed resolved without prejudice. In the event the Project Manger of the Responding party refuses to be reasonably available for such efforts, the dispute resolution procedures shall be deemed unsuccessfully completed.

     b. During the second ten (10) days of the Dispute Resolution Period, the Project Manager of the Complaining Party shall initiate one (1) or more meetings (by teleconference or other mutually agreeable arrangement) between representatives at the next level of management above that of the Project Mangers of Company and Novell at which the parties shall attempt to reach a mutually agreeable resolution of the contract dispute. In the event the project Manager of the Complaining Party fails to initiate such meetings or the Complaining Party representative fails to participate, the dispute shall be deemed resolved without prejudice. In the event the Responding Party fails to identify its representative or to make its representative reasonably available for such meetings, the dispute resolution procedures shall be deemed unsuccessfully completed.

     c. During the third ten (10) days of the Dispute Resolution Period, if negotiations have failed to resolve any such contract dispute to the satisfaction of both parties, then each party shall nominate one officer of a rank that is the next level of management above its representative designated in Section 14.b. The Project Manager of the Complaining Party shall initiate the meeting between the meeting between these representatives. These representatives shall attempt in good faith to resolve the contract dispute. In the event the Project Manager of the Complaining Party fails to initiate such meetings or the Responding Party representative fails to participate, the dispute shall be deemed resolved without prejudice. In the event the Responding Party fails to identify its representative or to make its representative reasonably available for such meetings, the dispute resolution procedures shall be deemed unsuccessfully completed.

15.  GENERAL TERMS.

     a. ASSIGNMENT. Neither party shall transfer or assign any right or obligation set forth in this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld.

     b. CHANGE OF CONTROL OR ACQUISITION. If a Change of Control to Company occurs, Novell shall have the right upon written notice to terminate this Agreement immediately and have returned any or all Confidential Information then in the possession of Company.

     c. CHANGES. This Agreement may be modified only by a writing that is executed by authorized representatives of both parties.

     d. CONFIDENTIALITY AND INFORMATION EXCHANGE. It is the intention of Company and Novell to transfer and/or exchange information, including confidential information, as may be necessary. Such information may be disclosed in oral, visual, or written form (including magnetic, optical, or other media).

          i. The party receiving confidential information under the Agreement ("Recipient") shall make use of the confidential information only for the purposes of the Agreement. Nothing in this Agreement shall be construed to limit either party's right to independently develop or acquire products without use of the other party's confidential information. Further, either party shall be free to use the residuals resulting from access to or work with the other party's confidential information, provided that such party otherwise complies with the non-disclosure provisions hereof.
               The term "residuals" means general information in non-tangible form which may be retained by persons who have had access to the confidential information. The foregoing residuals rights shall not be deemed to grant either party a license, by implication, estoppel or otherwise, under the other party's patents or copyrights.

          ii. The Recipient shall protect the disclosed confidential information by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use, dissemination, or publication of the confidential information as the Recipient uses to protect its own confidential information of a like nature.

          iii. The Recipient's duty to hold confidential information in confidence expires five (5) years, or in the case of source code fifteen (15) years, after its receipt. The expiration of the duty of confidentiality shall not modify other restrictions on the Recipient including, or example, any restrictions on distribution of source code arising out of a granted copyright license.

          iv. The Recipient's obligations shall only extend to confidential information that is marked as confidential at the time of disclosure or that is unmarked (e.g., orally disclosed) but is treated as confidential at the time of disclosure.

          v. This Agreement imposes no obligation upon Recipient with respect to information that: (a) was in Recipient's possession before receipt from the disclosing party ("Discloser"); (b) is or becomes a matter of public knowledge through no fault of Recipient; (c) is rightfully received by the Recipient from a third party without a duty of confidentiality; on the third party; (e) is independently developed by the Recipient without thereby violating the Discloser's patent or copyright; (f) is disclosed under operation of law after all reasonable means have been afforded to the Discloser to protect the information; or,
               (g) is disclosed by the Recipient with Discloser's prior written approval.

     e. CONSTRUCTION. The headings in this Agreement are provided for reference only and shall not be used as a guide to interpretation. When used in this Agreement, the singular includes the plural and the plural includes the singular, and gender related pronouns include the feminine, masculine and neuter.

     f. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between the parties as to its specific subject matter and merges all prior discussions between them with regard to such specific subject matter. Neither of the parties shall be bound by any conditions, definitions, warranties, understandings, agreements, or representations, whether written or oral, with respect to such specific subject matter other than as expressly provided in the Agreement or as duly set forth on or subsequent to its effective date, in a written document that is signed by a duly authorized representative of each party. However, the parties acknowledge that they do not intend, at the present time, to merge any independent written agreements existing between them and executed prior to the execution of this Agreement, and such independent agreements shall not be considered merged into this Agreement except as specifically set forth in this Agreement.

     g. EXPORT OF TECHNICAL DATA. Each Party agrees to comply with U.S. export laws and regulations when exporting any materials or any items licensed or developed under this Agreement or any portion thereof, or any system containing such materials or items or portion thereof, or any technical data or other Confidential Information, or any direct product of any of the foregoing (collectively, "Program") from the U.S. or re-exporting (as defined in Section 734.2(b) of the Export Administration Regulations, as amended ("Regulations")) a Program from one foreign country to another. It is the exporting party's responsibility to comply with the U.S. Government requirements as they may be amended from time to time. Without limiting the generality of the foregoing: (i) regardless of any disclosure made by the exporting party to the other party of an ultimate designation of a Program, the exporting party shall not export or transfer, whether directly or indirectly, a Program, to anyone outside the U.S. (including further export if the exporting party took delivery of the Program outside the U.S.) without first complying strictly and fully with all export controls that may be imposed on the Program by the U.S. Government or any country or organization of nations within whose jurisdiction the exporting party operates or does business; and (ii) absent any required prior authorization from the Bureau of Export Administration, U.S. Department of Commerce, 14th and Constitution Avenue, Washington DC 20230, the exporting party will not export or re-export the Program to any country in Country Groups D:1 or E:2 as defined in the supplement No. 1 to Section 740 of the Regulations, or such other countries as come under restriction (including embargo) by action of the U.S. Government, or to nationals from or residing in the foregoing countries, without first obtaining permission from the appropriate U.S. Government authorities. Each party will reasonably cooperate with the other party in obtaining export licenses or approvals.

     h. WAIVER. No waiver of any provision of this Agreement shall be effective unless it is set forth in a writing that refers to the provisions so waived and is executed by an authorized representative of the party waiving its rights. No failure or delay by either party in exercising any right, power or remedy will operate as a waiver of any such right, power or remedy.

     i. FORCE MAJEURE. Neither party shall be liable in damages or have the right to cancel or terminate this Agreement for any delay or default in performance if such delay or default is caused by unforeseen conditions or conditions beyond the control of the delaying or defaulting party, including but not limited to acts of God, government restrictions, continuing domestic or international problems such as wars or insurrections, strikes, fires, floods, work stoppages and embargoes. Either party shall have the right to terminate this Agreement upon sixty (60) days prior written notice if the delay or default of the other party due to any of the above-mentioned causes continues for a period of six (6) months. Each party shall give the other party prompt written notice of any such condition likely to cause any delay or default.

     j.   FREEDOM OF ACTION.  This Agreement shall not prevent either party from
          (i) entering into any agreement similar to this Agreement with any corporation or other entity in any industry or any non-profit body such as a university or a government, (ii) developing, manufacturing and/or selling any product or service that can compete with the other party's products or services in the marketplace, or (iii) developing for its products features that are the same as or similar to features of products of the other party. The foregoing shall not be deemed to grant either party any license, by implication, estoppel or otherwise, under the other party's patents, copyrights, trade secrets or other intellectual property rights.

     k.   INTELLECTUAL PROPERTY INDEMNITY.

          i. Company shall defend or settle any claim made or suit or proceeding brought against Novell and its subsidiaries or affiliates under its control, and their directors, officers, employees, and agents, against any and all losses, judgments, awards, and costs (including reasonable legal fees and expenses) arising out of or related to any claim that the Licensed Trademarks or Licensed Works infringe or violate the copyright, trademark, trade name, trade secret, or patent rights of any third party. Company will defend at its sole expense all suits or proceedings arising out of the claims described above, provided that Novell gives Company prompt notice and control of any claim of which it learns. No settlement that prevents Novell from continuing to use Licensed Works will be made without Novell's prior written consent unless Company procures for Novell the right to continue using the Licensed Works, or replaces or modifies the Licensed Works so that it becomes non-infringing. Novell will have the right to participate in the defense of any claim involving the use of Licensed Works, provided that Company will not be responsible for indemnifying Novell for the cost of Novell's attorney's fees should Novell elect to participate in such defense.

          ii. Company shall have no liability for any claim based upon combination of Licensed Works with non-Company software or hardware if such infringement would have been avoided but for such. The foregoing limitation with respect to hardware shall not apply if the Licensed Works are merely being executed on industry standard hardware and software in accordance with the manner in which Company intends its Licensed Works to be operated. Company shall have no liability for any claim based upon a modified version of the Licensed Work where the alleged infringement would not have occurred but for the modifications to the Licensed Works not performed by Company or its agent.

          iii. If the Licensed Works, in whole or in part, are or in Company's option may become, the subject of any claim, suit or proceeding for infringement of, or it is judicially determined that the Licensed Works, in whole or in part, infringe any third party's intellectual property right, or if the Licensed Work's use is enjoined, then Company may, at its option and expense, and using reasonable efforts to act as soon as possible: (1) procure for Novell the right to continue use of the Licensed Works; (2) replace or modify the Licensed Works so as not to infringe such third party's intellectual property right while conforming, as closely as possible, to the specifications agreed upon by the parties, (3) if the parties mutually agree, Novell may undertake to replace or modify the Licensed Works so as not to infringe such third party's intellectual property right and such work shall be reimbursed by Company at a mutually agreeable fee structure.

          iv. This Section 15.k shall represent the entire and exclusive obligation of Company to Novell regarding any claim that the Licensed Works infringe the intellectual property rights of a third party.

     l. INDEPENDENT CONTRACTORS. Each party is and shall remain an independent contractor with respect to all performance under this Agreement. No employee of either party shall be considered an employee or agent of the other party for any purpose. Each party assumes sole responsibility for the supervision, daily direction and control, payment of salary (including withholding of income taxes and social security), worker's compensation, disability benefits and the like of its employees. Nothing in this Agreement shall be construed to prevent either party from delegating performance under this Agreement to independent contractors who have entered into written agreements consistent with and at least as restrictive as the provisions contained in this Agreement. However, the contracting party shall remain primarily responsible for the performance of its subcontractors and their compliance with such provisions, and hereby waives any defense alleging that it has no liability as a result of a claim of breach by any such permitted subcontractors.

     m. LAWS. The validity, construction, and performance of this Agreement will be governed by the substantive laws of the State of Utah without regard to any choice of law provisions. The parties agree that any dispute relating to this Agreement shall be subject to any court of competent jurisdiction after satisfaction of any condition precedent stated in this Agreement. The prevailing party in any action to enforce the terms of this Agreement entered into hereunder shall be entitled to recover its costs and expenses, including reasonable attorney's fees, incurred in connection therewith, in addition to any other relief to which such party is entitled. Each party shall, at its own expense, comply with any governmental law, statute, ordinance, administrative order, rule or regulation relating to its duties, obligations or performance under this Agreement.

     n. LIMITATION OF LIABILITIES. THE REMEDIES PROVIDES IN THIS AGREEMENT ARE THE SOLE AND EXCLUSIVE REMEDIES OF THE PARTIES. NEITHER PARTY SHALL IN ANY EVENT BE LIABLE TO THE OTHER, OR TO ANY LICENSEE, SUBLICENSEE, OR CUSTOMER OF THE OTHER UNDER THIS AGREEMENT FOR LOSS OF PROFITS, LOSS OF BUSINESS, LOSS OF USE OR OF DATA, OR FOR INTERRUPTION OF BUSINESS. NEITHER PARTY SHALL IN ANY EVENT BE LIABLE FOR INDIRECT, SPECIAL, RELIANCE, INCIDENTAL, COVER, OR CONSEQUENTIAL LOSS OR DAMAGE OF ANY KIND ARISING UNDER THIS AGREEMENT, WHETHER IN A CONTRACT, TORT OR OTHER ACTION FOR OR ARISING OUT OF ALLEGED BREACH OF WARRANTY, ALLEGED BREACH OF CONTRACT, DELAY, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE. Except as to the obligations set forth in Section 15.k, in no event shall either party be liable under this Agreement to the other, its successors and assigns for any damages exceeding total payments paid or due by both parties under this Agreement.

     o. NOTICES. All notices to a party under this Agreement shall be delivered to that party's Project Manager at the address stated in Exhibit D. All notices required or permitted to be given under this Agreement shall be in writing. A notice shall be validly given upon the earlier of confirmed receipt by the recipient or fourteen (14) days after deposit, postage prepaid, with the US Postal Service as first class mail. Notices may be delivered by telefax, overnight service or courier and shall be validly given upon confirmed receipt.

     p.   REPRESENTATIONS AND WARRANTIES.

          i. Ownership. Company warrants to Novell that Company has a valid right to modify, distribute, and sublicense the Licensed Works. Company further warrants that, to the best of its knowledge (without further research or due diligence), the Licensed Works do not infringe any person's patent, copyright, trademark, trade name or trade secret rights, that Company has the right to grant to Novell all rights to Licensed Works granted herein without violating any rights of any third party, and that to Company's knowledge there is currently no actual or threatened suit by any third party based on an alleged violation of these rights by Company.

          ii. Performance. Company warrants to Novell (and not to End Users), for a period of 90 days from the date of their respective initial delivery, that the initial delivery of the Licensed Works and each upgrade commencing on the last Milestone in Exhibit C will perform without Error. Novell's sole and exclusive remedy for breach of the foregoing warranty shall be for Company to use commercially reasonable efforts to fix non-conformities promptly and redeliver a corrected copy to Novell. Company further warrants to Novell, for a period of 90 days from the date of their respective initial delivery, that all media containing Licensed Works and related materials delivered to Novell will be free from physical defects in materials and workmanship.
               Novell's sole and exclusive remedy for breach of the foregoing warranty shall be for Company to ____ the Licensed Works.

          iii. Year 2000. Upon execution of this Agreement, Company will inform Novell in writing of its year 2000 policies and of the level of compliance of the Licensed Works with the Year 2000 warranty below. Company warrants the Licensed Works are Year 2000 compliant in that (i) they accurately process, address, store, and calculate date data from, into, and beyond the years 1999, 2000 and 2001, including leap year calculations, and (ii) all of their date-related functionality and data fields identify century and millennium, and (iii) they are able accurately to perform calculations that involve a four-digit year field. This warranty begins when Novell accepts the Licensed Works as meeting the relevant Product Requirements and ends the first date after January 1, 2001, that the Licensed Works operate without a breach of this warranty for a consecutive six month period. If Company breaches this warranty, in addition to any other remedies available to Novell and at no additional cost to Novell, Company will promptly assign senior engineering staff to work full-time remedying the breach until the Licensed Works comply with this warranty. This warranty shall survive termination of this Agreement.

          iv. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTIES OR REPRESENTATIVE OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO DELIVERABLES, LICENSED WORKS, MATERIALS, INVENTIONS, INFORMATION OR ANY OTHER WORK OR OTHERWISE UNDER THIS AGREEMENT, AND EACH PARTY HEREBY EXPRESSLY DISCLAIMS ALL SUCH WARRANTIES, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE.

     q. SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remaining provisions shall remain in full force and effect and shall be interpreted, to the extent possible, to achieve the purpose of this Agreement as originally expressed. The parties further agree to substitute for the invalid provision a valid provision which most closely approximates the intent and economic effect of the invalid provision.

     r. SUBSIDIARIES. All rights and licenses granted to Novell in this Agreement shall apply to Novell's Subsidiaries. Company agrees that it may not seek to enforce any obligation of Novell (or its Subsidiaries) through a legal action brought against a Subsidiary except to the extent that such action seeks injunctive relief against that particular Subsidiary. Novell hereby guarantees the performance of its Subsidiaries under this Agreement, and shall be jointly and severally liable for its Subsidies' acts and omissions.

     s. SURVIVAL OF TERMS. In the event of a termination of this Agreement, all obligations of confidentiality (including those specified in Section 15.d), the terms of Section 15.k (Intellectual Property Indemnity), Section 15.n (Limitation Of Liabilities), and Section 15.p (Representations And Warranties), and other provisions which by their nature survive termination, shall continue in effect in accordance with their terms.

     t. VOLUME OBLIGATIONS. Except as explicitly stated in this Agreement, neither party shall have an obligation (i) to offer any product or service to any third party by way of sale, license or otherwise, or
          (ii) to use any minimum level of effort in the promotion, marketing, licensing or sales of any products or services, including products or services to the other party, or (iii) to purchase or license any minimum amount of products or services from the other party.

     u. RESERVATION OF RIGHTS. Except as explicitly stated in this Agreement, neither party grants any rights, in whole or in part, other than as expressly granted therein. Each party reserves to itself all rights not explicitly granted to the other in this Agreement.

16.  SIGNATURES.

     IN WITNESS WHEREOF, each party has executed this Agreement by signature of its authorized representative, and this Agreement shall become effective as of the Effective Date.


 NOVELL, INC.                           NETOBJECTS, INC.

 Signature:                             Signature:
           ----------------------                 ------------------------

 Name:                                  Name:
      ---------------------------            -----------------------------

 Title:                                 Title:
       --------------------------             ----------------------------

 Date:                                  Date:
      ---------------------------            -----------------------------

                                     EXHIBIT A

                       Licensed Works and Other Deliverables

1.   LICENSED WORKS.

     a. NetObjects Fusion 3.01 (single user version only) and all upgrades, updates, enhancements, maintenance modifications and new versions if and when created during the term of this Agreement. Licensed Works also include all localized versions Company is required to Deliver pursuant to Exhibit F.

                                      EXHIBIT B

                                 Licensed Trademarks


1.   TRADEMARKS.

     NetObjects Fusion (including stylized versions).

                                     EXHIBIT C

                        Product Requirements and Milestones


1.   MILESTONES.

-------------------------------------------------------------------------------
                                 DELIVERY SCHEDULE
-------------------------------------------------------------------------------
      MILESTONE            MILESTONE DATE               DESCRIPTION
-------------------------------------------------------------------------------
      One               Effective Date       FCS quality Master CD of the
                                             Licensed Work and documentation
                                             for English, Portuguese,
                                             French, Italian, German,
                                             Spanish
-------------------------------------------------------------------------------
      Two               November 7, 1998     FCS quality Master CD of the
                                             Licensed Work and documentation
                                             for Chinese and simplified
                                             Chinese
-------------------------------------------------------------------------------
      Three             February 15, 1999    FCS qualify Master CD of the
                                             Licensed Work and documentation
                                             for Korean
-------------------------------------------------------------------------------


2. REQUIREMENTS. Each delivery of the Licensed Works must meet the following requirements:

     a.   General Requirements.

          i. The Licensed Works must meet the requirements of, and provide functionality consistent with the purposes of, this Agreement.

          ii. The Licensed Works must meet industry standards of quality and performance.

          iii. The Licensed Works must have functionality at least as great as and fully compatible with all versions of Comparable Products.

          iv. The documentation for the Licensed Works must be provided to Novell in PDF format. Documentation provided to the user in electronic form on the media containing the Licensed Works must contain installation instructions.

          v. Any promotional messages displayed or conveyed by means of the Licensed Works to Novell's customers must have been previously approved by Novell in writing.

3. PRODUCT GROUP REQUIREMENTS. The Licensed Works must include, at a minimum, the following clients: WIN95, WIN98, Windows NT 4.x.

                                      EXHIBIT D

Project and Engineering Managers, Company Accounting Address

-------------------------------------------------------------------------------
                 Company Project Manager         Novell Project Manager
-------------------------------------------------------------------------------
 Name            LeighAnn Campbell             David Hunt
-------------------------------------------------------------------------------
 Title           Business Development          Product Manager
-------------------------------------------------------------------------------
 Address         602 Galveston Drive           122 E. 1700 S.
                 Redwood City, CA  94063       Provo, UT  84606
-------------------------------------------------------------------------------
 Phone           (650) 482-3825                (801) 861-4239
-------------------------------------------------------------------------------
 Fax             (650) 582-0288                (801) 861-2522
-------------------------------------------------------------------------------
 E-mail Address  LeighAnn@netobjects.com       dhunt@novell.com
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                  Company Engineering Manager     Novell Engineering Manager
-------------------------------------------------------------------------------
 Name            Tommaso Mancini               Tom Howell
-------------------------------------------------------------------------------
 Title           Product Manager               Product Engineer Manager
-------------------------------------------------------------------------------
 Address         602 Galveston Drive           122 E. 1700 S.
                 Redwood City, CA  94063       Provo, UT  84606
-------------------------------------------------------------------------------
 Phone           (650) 482-3615                (801) 861-4285
-------------------------------------------------------------------------------
 Fax             (650) 582-0288                (801) 861-2774
-------------------------------------------------------------------------------
 E-mail Address  Mancini@netobjects.com        thowell@novell.com
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                  Company Accounting Contact      Novell Accounting Contact
-------------------------------------------------------------------------------
 Name            Suzanne Bouldoukian           Novell, Inc.
-------------------------------------------------------------------------------
 Title           Controller                    Technology Licensing
-------------------------------------------------------------------------------
 Address         602 Galveston Drive           M/S F6-54-2
                 Redwood City, CA  94063       2180 Fortune Drive
                                               San Jose, CA  95131
                                               USA
-------------------------------------------------------------------------------
 Phone           (650) 482-3237                N/A
-------------------------------------------------------------------------------
 Fax             (650) 562-0288                N/A
-------------------------------------------------------------------------------
 E-mail Address  Suzanne@netobjects.com        N/A
-------------------------------------------------------------------------------


                                     EXHIBIT E

                                SUPPORT REQUIREMENTS


1. Company shall provide support to Novell Customers regarding the use of Licensed Works according to current Company technical support policies for end-user purchasers of copies of the Licensed Works, provided however that Novell Customers will not be entitled to any free phone support that may or may not be made available to retail end-user purchasers of copies of the Licensed Works. Novell acknowledges that Company may charge Novell customers a fee for this support. Under no circumstances shall Company be under any obligation to provide support for NWSB to Novell customers. Novell agrees to provide a telephone number and other appropriate contact information regarding technical support for NWSB to the appropriate Company technical support personnel for the purposes of providing such information to Novell or Company customers who inquire about technical support for NWSB. Company reserves the right to change their policies towards technical support for end-user purchasers of copies of the Licensed Works at any time, provided that Company treats Novell's customers of the Licensed Work at least as favorably as other retail customers of the Licensed Work. This Section 1 shall survive termination of the Agreement to the extend that Company continues to offer customer support for the Licensed Work after termination.

2. As a mandatory part of the hard copy EULA, Company shall display a conspicuous and clear message that Company will provide all support for the Licensed Works. Such message will also provide the user with worldwide
     telephone numbers that the user can call to obtain support.   Such message
     will also list the URLs which users can contact to obtain support information.

                                     EXHIBIT F

                             LOCALIZATION REQUIREMENTS
                   (Company Performs Enablement and Translation)

Company is responsible for all aspects of localization under the Agreement. The Licensed Works shall be localized into the following target languages (check all that apply):

       -------------------------------------------------------------
              Chinese            X      Japanese
       -------------------------------------------------------------
              Chinese            X      Korean           X
            (Simplified)
       -------------------------------------------------------------
              English            X      Brazilian        X
                                        Portuguese
       -------------------------------------------------------------
              French             X      Russian
       -------------------------------------------------------------
              Germany            X      Spanish          X
       -------------------------------------------------------------
              Italian            X
       -------------------------------------------------------------

                                     EXHIBIT G

                         LICENSE FEES ANY PAYMENT SCHEDULE


1.   PER COPY ROYALTY.  Subject to the terms of this Agreement and specifically
     Section 8.b, Novell shall pay Company $[***].00 per each NWSB sold that includes the Licensed Work (referred to as a "Copy for purposes of this Exhibit G).

     INTERNAL USE BY NOVELL. For Novell's internal use of the Licensed Work for purposes other than the royalty-free purposes specified in Section 8.b, Novell shall pay Company $[***].00 for each copy of the Licensed Works.

2.   MINIMUM ROYALTY.   Novell agrees to pay Company a minimum royalty of Five
     Hundred Thousand Dollars ($500,000) during the Initial Term of the Agreement ("Minimum Royalty"). The Minimum Royalty will be paid quarterly in four (4) equal installments of $125,000, beginning with the first full quarter after FCS. No Minimum Royalty shall be owed during any renewal terms.

     No Minimum Royalty shall be owed during the Initial Term if Novell is not reasonably able to distribute or continue distribution of the Licensed Work due to (i) Company's material breach of this Agreement, or (ii) an allegation or claim that the Licensed Work violates the intellectual or other proprietary rights of a third party. If there is a dispute regarding whether (i) Novell is reasonably able to distribute or continue distribution, or (ii) whether the interference with distribution is material, then the Project Managers shall have the primary responsibility to resolve such dispute, up to and including the dispute resolution procedures set forth in Section 14.

3. QUARTERLY RECONCILIATION OF MINIMUM ROYALTY. Novell shall be entitled to accumulate the quarterly royalty payments and offset them against future quarterly Minimum Royalty amounts. (e.g. If actual royalties due to Company in Q1 are $300,000 and in Q2 are $50,000, then Novell would not be required to pay the $125,000 Minimum Royalty installment for Q2.)

4.   NATURE OF DISTRIBUTION.   This Agreement only grants to Novell a license to
     distribute the Licensed Works, and does not transfer any right, title or interest to any such Licensed Works to Novell's customers. Novell will have the right to sell Licensed Works to customers only to the extent that such products consist of non-software items. Use of the terms "sell," "license," "purchase," "license fees" and "price" and similar terms will be interpreted in accordance with the foregoing.

*** Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.